UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2025

BEELINE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

188 Valley Street, Suite 225

Providence, RI 02909

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (888) 810-5760

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	BLNE	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sale of Equity Securities

On July 23, 2025, Beeline Holdings, Inc. (the “Company”) entered into an agreement with a holder of and effected the exchange of 8,356,151 shares of Series F Convertible Preferred Stock and 68,951 shares of Series F-1 Convertible Preferred Stock of the Company (the “Exchanged Shares”) in exchange for the issuance to the holder of 8,425,102 shares of a newly designated Series A Convertible Redeemable Preferred Stock (the “Series A”). The exchange was exempt from registration under Section 3(a)(9) of the Securities Act of 1933 as an exchange of securities of the Company for which there was no other commission or remuneration other than the securities so exchanged.

The material terms of the Series A are summarized under Item 5.03 of this Current Report on Form 8-K. To the extent required by Item 3.02 of Form 8-K, the information contained in Item 5.03 is hereby incorporated by reference into this Item 3.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 23, 2025, the Company filed the Certificate of Designations, Preferences and Rights of the Series A Convertible Redeemable Preferred Stock of the Company (the “Certificate of Designations”) with the Nevada Secretary of State designating and authorizing the issuance of up to 8,425,102 shares of Series A. The material terms of the Series A are summarized as follows.

Each share of Series A has a stated value of $0.50. Beginning on the initial issuance date of the Series A, the holder may convert up to $1,000,000 in stated value of Series A (the “Special Conversion Amount”) at a conversion price of $1.75, subject to adjustment as provided therein and subject to beneficial ownership limitations. The conversion price is subject to customary adjustments including for reverse stock splits, forward stock splits, and similar corporate events, and is also subject to price protection adjustment in connection with subsequent sales or issuances of securities at a per-share price that is lower than the conversion price, subject to certain exceptions and limitations.

Beginning on the issuance date of the Series A and for a period of one-year thereafter, the Company has the right to redeem the shares of Series A, other than the Special Conversion Amount, at a redemption price of $2.00 per underlying share of common stock (based on the $1.75 per share conversion price, subject to adjustment). At the end of the one-year redemption period, all remaining shares of Series A (in addition to the Special Conversion Amount) will become convertible at the option of the holder.

The Series A is entitled to vote with the Company’s common stock on an as-converted basis, subject to beneficial ownership limitations.

The foregoing description of Series A does not purport to be complete, and is qualified in its entirety by the complete text of the Series A Certificate of Designations, a, copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith

4.1	Certificate of Designations, Preferences and Rights of the of Series A Convertible Redeemable Preferred Stock				Filed

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2025

BEELINE HOLDINGS, INC.

By:	/s/ Nicholas R. Liuzza, Jr.
Nicholas R. Liuzza, Jr.
Chief Executive Officer